EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MMRGlobal to Report First Quarter Revenue Increases

LOS ANGELES, CA (Marketwire - May 4, 2011) - MMRGlobal, Inc. (OTCBB: MMRF), provider of secure and easy-to-use Personal Health Records (www.mmrvideos.com) and electronic safe deposit box storage solutions for consumers (www.myesafevideos.com) and electronic document management systems for healthcare professionals (www.mmrprovideos.com), today announced that for the first quarter ended March 31, 2011, revenues are projected to be more than 600 percent of those reported in the first quarter of 2010. Revenues are also projected to have increased significantly when compared to the fourth quarter of 2010.

The Company expects to release its first quarter 2011 financial results on May 16, 2011.

About MMRGlobal, Inc.

MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc. ("MMR"), provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, and professional organizations and affinity groups. MyMedicalRecords enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. The MyMedicalRecords Personal Health Record is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. MMR is an Independent Software Vendor Partner with Kodak to deliver an integrated turnkey EMR solution for healthcare professionals. MMR is also an integrated service provider on Google Health. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMR Global, Inc. and its products, visit www.mmrglobal.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature, including future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements."　 Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. . Factors that could cause or contribute to such differences include, but are not limited to, the risk the Company's products are not adopted or viewed favorably by the healthcare community; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; variations in our quarterly operating results; product integration in physician practices and hospitals; timing and volume of sales and installations; length of sales cycles and the installation process; market acceptance of new product introductions; ability to establish and maintain strategic relationships; ability to identify and integrate acquisitions; relationships

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with licensees; competitive product offerings and promotions; changes in government laws and regulations and future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; acceptance of the Company's marketing and promotional campaigns; risks related to a security breach by third parties; maintaining, developing and defending our intellectual property rights including those pertaining to our biotechnology assets; risks associated with recruitment and retention of key personnel; uncertainties associated with doing business internationally across borders and territories; and additional risks discussed in the Company's filings with the Securities and Exchange Commission. Additionally, we are a developing early-stage company and many variables can affect revenues and/or projections, including factors out of our control. The Company is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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CONTACT:

Michael Selsman
Public Communications Co.
(310) 553-5732
ms@publiccommunications.biz